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                                    EXHIBIT 5

                              BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215

                                January 23, 1997

Health Power, Inc.
c/o Health Power Management Corporation
560 East Town Street
Columbus, Ohio  43215

Ladies and Gentlemen:

         We are acting as counsel to Health Power, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 35,000 shares of common stock, $.01 par value, of the Company (the "Shares") for offer and sale under, and pursuant to, the Company's 1996 Directors Stock Award and Purchase Plan (the "Plan").

         In connection therewith, we have examined the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, and the records, as exhibited to us, of the corporate proceedings of the Company; a copy of the Plan; and such other documents and records, including a certificate from the secretary of the Company, as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

         (2) The Shares, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Baker & Hostetler LLP
                                                 BAKER & HOSTETLER LLP